Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DowDuPont Inc. of our report dated February 11, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of E. I. du Pont de Nemours and Company, which appears in DowDuPont Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 31, 2019